                                                                  EXHIBIT 20


                             SERVICER'S CERTIFICATE

                         Collection Period: April, 2004

                         Distribution Date: May 17, 2004

                      Hyundai Auto Receivables Trust 2003-A

     The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated November 7, 2003, among HMFC, as Seller and Servicer, Wells Fargo Bank Minnesota, as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

     1. The Servicer's report for the period from April 1, 2004, to April 30, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

     2. As of April 30, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this 10th day of May 2004.

                                      HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation


                                      By: /s/ David A. Hoeller
                                          --------------------------------------
                                          David A. Hoeller
                                          Vice President, Finance

Hyundai Auto Receivables Trust 2003-A

Monthly Servicing Report
================================================================================

--------------------------------------------------------------------------------
Collection Period                                                    April, 2004
Distribution Date                                                       05/17/04
Transaction Month                                                              6
30/360 Days                                                                   30
Actual/360 Days                                                               32
--------------------------------------------------------------------------------

I.   ORIGINAL DEAL PARAMETERS

Cut off Date: September 30, 2003
Closing Date: November 7, 2003

                                  Dollars        Units    WAC    WAM
                              ---------------   ------   -----   ---
Original Pool Balance:        $815,463,348.54   52,845   7.296%   56

                               Dollar Amount    % of Pool   Coupon Rate   Final Payment Date
                              ---------------   ---------   -----------   ------------------
   Class A-1 Notes            $170,000,000.00    20.847%      1.1100%      November 15, 2004
   Class A-2 Notes            $241,000,000.00    29.554%      1.5600%     September 15, 2006
   Class A-3 Notes            $130,000,000.00    15.942%      2.3300%      November 15, 2007
   Class A-4 Notes            $120,618,000.00    14.791%      3.0200%       October 15, 2010
   Class B Notes              $ 39,034,000.00     4.787%      2.9900%       October 15, 2010
   Class C Notes              $ 11,710,000.00     1.436%      3.1900%       October 15, 2010
   Class D Notes              $ 40,985,000.00     5.026%      4.0600%       October 15, 2010
                              ---------------    ------
Total Securities              $753,347,000.00    92.383%

   Overcollateralization      $ 27,323,343.23     3.351%
   YSOA                       $ 34,793,005.31     4.267%
                              ---------------    ------
Total Original Pool Balance   $815,463,348.54    100.00%

================================================================================

II.  POOL BALANCE AND PORTFOLIO INFORMATION

                                               Beginning of Period               Ending of Period
                                          -----------------------------   -----------------------------
                                              Balance       Pool Factor       Balance       Pool Factor        Change
                                          ---------------   -----------   ---------------   -----------   ---------------
   Class A-1 Notes                        $ 31,162,922.83    0.1833113    $  8,007,782.20    0.0471046    $ 23,155,140.63
   Class A-2 Notes                        $241,000,000.00    1.0000000    $241,000,000.00    1.0000000    $            --
   Class A-3 Notes                        $130,000,000.00    1.0000000    $130,000,000.00    1.0000000    $            --
   Class A-4 Notes                        $120,618,000.00    1.0000000    $120,618,000.00    1.0000000    $            --
   Class B Notes                          $ 39,034,000.00    1.0000000    $ 39,034,000.00    1.0000000    $            --
   Class C Notes                          $ 11,710,000.00    1.0000000    $ 11,710,000.00    1.0000000    $            --
   Class D Notes                          $ 40,985,000.00    1.0000000    $ 40,985,000.00    1.0000000    $            --
                                          ---------------    ---------    ---------------    ---------    ---------------
Total Securities                          $614,509,922.83    0.8157063    $591,354,782.20    0.7849700    $ 23,155,140.63

Weighted Avg. Coupon (WAC)                           7.26%                                                           7.24%
Weighted Avg. Remaining Maturity (WARM)             50.38                                                           49.45
Pool Receivables Balance                  $691,420,442.91                                                 $669,497,457.78
Remaining Number of Receivables                    49,461                                                          48,690

Adjusted Pool Balance                                                                                     $643,268,944.45

================================================================================

III. COLLECTIONS

Principal:
   Principal Collections                                                                                  $ 20,674,386.17
   Repurchased Contract Proceeds Related to Principal                                                     $            --
   Liquidation Proceeds                                                                                   $    153,165.10
   Recoveries from Prior Month Charge-Offs                                                                $            --
                                                                                                          ---------------
Total Principal Collections                                                                               $ 20,827,551.27

Interest:
   Interest Collections                                                                                   $  4,066,734.08
   Interest on Repurchase Principal                                                                       $            --
                                                                                                          ---------------
Total Interest Collections                                                                                $  4,066,734.08

Reserve Account Interest                                                                                  $      4,113.09

Total Collections                                                                                         $ 24,898,398.44


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Hyundai Auto Receivables Trust 2003-A

Monthly Servicing Report
================================================================================

--------------------------------------------------------------------------------
Collection Period                                                    April, 2004
Distribution Date                                                       05/17/04
Transaction Month                                                              6
30/360 Days                                                                   30
Actual/360 Days                                                               32
--------------------------------------------------------------------------------

IV.  DISTRIBUTIONS

   Total Collections                                                     $24,898,398.44
   Reserve Account Release                                               $           --
   Reserve Account Draw                                                  $           --
                                                                         --------------
Total Available for Distribution                                         $24,898,398.44

                                                   Amount Due         Amount Paid
                                                  -----------         -----------
1. Servicing Fee @1.00%:                                                             --------------
   Servicing Fee Due                              $576,183.70         $576,183.70    $   576,183.70
                                                                                     --------------
2. Class A Noteholders Interest:
   Class A-1 Notes                                $ 30,747.42         $ 30,747.42
   Class A-2 Notes                                $313,300.00         $313,300.00
   Class A-3 Notes                                $252,416.67         $252,416.67
   Class A-4 Notes                                $303,555.30         $303,555.30
                                                  -----------         -----------    --------------
      Total Class A interest:                     $900,019.39         $900,019.39    $   900,019.39
                                                                                     --------------

                                                                                     --------------
3. First Priority Principal Distribution:         $        --         $        --    $           --
                                                                                     --------------

                                                                                     --------------
4. Class B Noteholders Interest:                  $ 97,259.72         $ 97,259.72    $    97,259.72
                                                                                     --------------

                                                                                     --------------
5. Second Priority Principal Distribution:        $        --         $        --    $           --
                                                                                     --------------

                                                                                     --------------
6. Class C Noteholders Interest:                  $ 31,129.08         $ 31,129.08    $    31,129.08
                                                                                     --------------

                                                                                     --------------
7. Third Priority Principal Distribution:         $        --         $        --    $           --
                                                                                     --------------

                                                                                     --------------
8. Class D Noteholders Interest:                  $138,665.92         $138,665.92    $   138,665.92
                                                                                     --------------

      Available Funds Remaining:                                                     $23,155,140.63

                                                                                     --------------
9. Regular Principal Distribution Amount:                                            $23,155,140.63
                                                                                     --------------

                                             Distributable Amount    Paid Amount
                                             --------------------   --------------
   Class A-1 Notes                                                  $23,155,140.63
   Class A-2 Notes                                                  $           --
   Class A-3 Notes                                                  $           --
   Class A-4 Notes                                                  $           --
                                                                    --------------
      Class A Notes Total:                     $ 97,854,979.62      $23,155,140.63
      Class B Notes Total:                     $ 36,837,651.94      $           --
      Class C Notes Total:                     $ 25,465,491.98      $           --
      Class D Notes Total:                     $    125,015.18      $           --
                                                                    --------------
         Total Noteholders Principal                                $23,155,140.63

                                                                                     --------------
10. Available Amounts Remaining to reserve account                                   $           --
                                                                                     --------------

                                                                                     --------------
11. Trust Fees and Expenses                                                          $           --
                                                                                     --------------

                                                                                     --------------
12. Remaining Available Collections Released to Cetificateholder                     $           --
                                                                                     --------------

================================================================================

V.   YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount                                                     $27,378,679.18
Beginning Period Amount                                                              $27,378,679.18
Current Period Amortization                                                          $ 1,150,165.85
Ending Period Required Amount                                                        $26,228,513.33
Ending Period Amount                                                                 $26,228,513.33
Next Distribution Date Required Amount                                               $25,103,173.36


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Hyundai Auto Receivables Trust 2003-A

Monthly Servicing Report
================================================================================

--------------------------------------------------------------------------------
Collection Period                                                    April, 2004
Distribution Date                                                       05/17/04
Transaction Month                                                              6
30/360 Days                                                                   30
Actual/360 Days                                                               32
--------------------------------------------------------------------------------

VI.  RESERVE ACCOUNT

Beginning Period Required Amount                                   $5,855,027.57
Beginning Period Amount                                            $5,855,027.57
Current Period Release to Collection Account                       $          --
Current Period Deposit                                             $          --
Current Period Release to Depositor                                $          --
Ending Period Required Amount (0.75% of APB of cut-off date)       $5,855,027.57
Ending Period Amount                                               $5,855,027.57

================================================================================

VII. OVERCOLLATERALIZATION

                                                   Beginning         Ending           Target
                                                --------------   --------------   --------------
Overcollateralization Amount                    $49,531,840.90   $51,914,162.25   $52,039,177.43
Overcollateralization as a % of Original Pool             6.07%            6.37%            6.38%
Overcollateralization as a % of Current Pool              7.40%            7.75%            7.77%

================================================================================

VIII. DELINQUENCY AND NET LOSS ACTIVITY

                                                            Units Percent    Units   Dollars Percent    Dollar Amount
                                                            -------------   ------   ---------------   ---------------
   Current                                                      98.73%      48,073       98.75%        $661,123,647.49
   30 - 59 Days                                                  0.98%         477        1.01%        $  6,759,582.21
   60 - 89 Days                                                  0.22%         106        0.19%        $  1,305,229.62
   90 + Days                                                     0.07%          34        0.05%        $    308,998.46
                                                                -----       ------       -----         ---------------
                                                                            48,690                     $669,497,457.78
Total
Delinquent Receivables 60 + days past due                        0.29%         140        0.24%        $  1,614,228.08
Delinquency Ratio 60+ for 1st Preceding Collection Period        0.23%         114        0.17%        $  1,159,952.00
Delinquency Ratio 60+ for 2nd Preceding Collection Period        0.36%         181        0.26%        $  1,871,965.81
                                                                -----                    -----
Three-Month Average Delinquency Ratio                            0.29%                    0.22%

Repossession in Current Period                                                                                      68
Repossession Inventory                                                                                              72

Charge-Offs
   Gross Principal of Charge-Off for Current Period                                                    $  1,248,598.96
   Recoveries for Current Period                                                                       $   (153,165.10)
   Recoveries on Previous Charge-off Contracts                                                         $            --
                                                                                                       ---------------
   Net Charge-offs for Current Period                                                                  $  1,095,433.86

   Average Pool Balance for Current Period                                                             $680,458,950.35

Net Loss Ratio                                                                                                    1.93%
Net Loss Ratio for 1st Preceding Collection Period                                                                1.64%
Net Loss Ratio for 2nd Preceding Collection Period                                                                1.19%
                                                                                                       ---------------
Three-Month Average Net Loss Ratio for Current Period                                                             1.59%

Cumulative Net Losses for All Periods                                                                  $  3,427,387.67
Cumulative Net Losses as a % of Initial Pool Balance                                                              0.42%

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of April 30, 2004, in accordance with the Sale and Servicing Agreement dated as of November 7, 2003, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                                  HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER


                              By: /s/ David A. Hoeller
                                  ----------------------------------------------
                              Name: David A. Hoeller
                              Title: Vice President, Finance
                              Date: May 10, 2004


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